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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 22, 1995, with respect to the consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1994 of PPM Cranes, Inc. incorporated by reference in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of Terex Corporation for the registration of 7,700,000 shares of its common stock, par value $.01 per share.


ERNST & YOUNG LLP

Greenville, South Carolina

July 14, 1997